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Contact:    F. Richard Nichol, Ph.D.
            CHAIRMAN OF THE BOARD
            PRESIDENT & CHIEF EXECUTIVE OFFICER

            Donna D. Slade
            ASSISTANT DIRECTOR, INVESTOR RELATIONS/PUBLIC RELATIONS
            COCENSYS, INC.
            949/753-6110


         COCENSYS, INC. ANNOUNCES DELISTING FROM NASDAQ NATIONAL MARKET

               COMPANY ELIGIBLE TO BE TRADED ON OTC BULLETIN BOARD

IRVINE, CALIFORNIA/PR NEWSWIRE/JULY 14, 1999 - CoCensys, Inc. (Nasdaq: COCN) announced today that the Company has received notification from the Nasdaq Stock Market that the Company's common stock has been delisted from the Nasdaq National Market. The Company's common stock is immediately eligible to trade on the OTC Bulletin Board.

CoCensys is a biopharmaceutical company that discovers and develops products for the treatment of neurological and psychiatric disorders. The Company's product development programs focus on novel small molecule compounds for the treatment of epilepsy, anxiety, Parkinson's and other neurodegenerative diseases, neuropathic pain, migraine, insomnia and stroke. CoCensys has development programs with the Wyeth-Ayerst Laboratories Division of American Home Products Corporation to develop analogs of naturally-occurring neuroactive compounds, "epalons," for the treatment of anxiety, with Parke-Davis Pharmaceutical Division of Warner-Lambert Company to identify and develop subtype-selective NMDA receptor antagonists for the treatment of a variety of neurological and psychiatric diseases, and with Senju Pharmaceutical and Parke-Davis for the exploration of ophthalmic indications of CoCensys' glutamate receptor antagonist compounds. More information about the Company is available on its web site: http://www.cocensys.com.